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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
MDU RESOURCES GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your VOTE is important

MDU Resources Group, Inc. Proxy Statement

                            2004 Notice of Annual Meeting
                            and Proxy Statement

Schuchart Building	Martin A. White
918 East Divide Avenue	Chairman, President & Chief Executive Officer
Mailing Address: P.O. Box 5650 Bismarck, ND 58506-5650 (701) 222-7900

March 12, 2004

To Our Stockholders:

        Please join us for the 2004 Annual Meeting of Stockholders. The meeting will be held on Tuesday, April 27, 2004, at 11:00 a.m., Central Daylight Savings Time, at 909 Airport Road, Bismarck, North Dakota 58504.

        The formal matters are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We also will have a brief report on current matters of interest. Lunch will be served following the meeting.

        We were pleased with the stockholder response for the 2003 Annual Meeting at which 88.78 percent of the Common Stock was represented in person or by proxy. We hope for an even greater representation at the 2004 meeting.

        You may vote your shares by telephone, by the Internet or by returning the enclosed letter proxy. Representation of your shares at the meeting is very important. We urge you to submit your proxy promptly by one of the three methods.

        I hope you will find it possible to attend the meeting.

                      Sincerely,

                      Martin A. White

MDU RESOURCES GROUP, INC.
Schuchart Building
918 East Divide Avenue

Mailing Address:
P.O. Box 5650
Bismarck, ND 58506-5650
(701) 222-7900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 27, 2004

March 12, 2004

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MDU Resources Group, Inc. will be held at 909 Airport Road, Bismarck, North Dakota 58504, on Tuesday, April 27, 2004, at 11:00 a.m., Central Daylight Savings Time, for the following purposes:

  (1)
  To elect four Directors to three year terms;

  (2)
  To approve amendments to the Non-Employee Director Stock Compensation Plan; and

  (3)
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        The Board of Directors has fixed the close of business on February 27, 2004, as the record date for the determination of common stockholders who will be entitled to notice of, and to vote at, the meeting.

        All stockholders who find it convenient to do so are cordially invited and urged to attend the meeting in person.

                      By order of the Board of Directors,

                      Cynthia J. Norland
                      Acting Secretary

PROXY STATEMENT

        This Proxy Statement is being furnished beginning March 12, 2004, by the Board of Directors of MDU Resources Group, Inc. (Company) to solicit proxies for use at the Annual Meeting of Stockholders. The meeting will be held on April 27, 2004.

        Your proxy is solicited by the Board of Directors. The Company pays the cost of soliciting your proxy and reimburses brokers and others for forwarding proxy material to you. Georgeson & Company, Inc. additionally will solicit proxies for approximately $6,500 plus out-of-pocket expenses.

VOTING INFORMATION

        Who may vote?    You may vote if you owned shares of Common Stock at the close of business on February 27, 2004. Each share owned on that date may be voted on each matter presented at the meeting. As of February 27, 2004, the Company had 116,766,021 shares outstanding entitled to one vote per share.

        What am I voting on?    You are voting on:

  •
  The election of 4 Directors for 3 year terms each;

  •
  the amendments to the Non-Employee Director Stock Compensation Plan; and

  •
  any other business properly brought before the meeting.

        What vote is required to pass an item of business?    A majority of the outstanding shares of Common Stock entitled to vote must be present in person or represented by proxy to hold the meeting.

        A plurality of votes of the Common Stock entitled to vote and present in person or represented by proxy is required to elect a Director. "Withheld" votes are not counted in determining whether a plurality of votes was received by a Director nominee.

        The proposed amendments to the Non-Employee Director Stock Compensation Plan for New York Stock Exchange purposes require the affirmative vote of the holders of a majority of the votes cast, provided that the total votes cast represent over 50 percent in interest of all securities entitled to vote on the amendments. In determining whether the number of votes cast represents more than 50 percent of the shares of Common Stock entitled to vote, abstentions will count as votes cast and broker non-votes will not count as votes cast. Broker non-votes occur if brokers are given no voting instructions from their customers with respect to the Plan, since the New York Stock Exchange rules prohibit discretionary voting on equity compensation plans. Under Delaware law, the Plan amendments require the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote. Abstentions will have the effect of a vote against the amendments and broker non-votes will have no effect.

        How do I vote?    There are three ways to vote by proxy:

  •
  by calling the toll free telephone number on the proxy;

  •
  by using the Internet; or

  •
  by returning the enclosed letter proxy in the envelope provided.

        You may be able to vote by telephone or the Internet if your shares are held in the name of a bank or broker. Follow their instructions.

        You may have electronic access charges you must pay for Internet voting.

        Counsel has advised the Company that the Internet and telephone voting procedures meet legal requirements.

        Can I revoke my proxy?    Yes. You can revoke your proxy by:

  •
  filing written revocation with the Secretary before the meeting;

  •
  filing a proxy bearing a later date with the Secretary; or

  •
  revoking a proxy at the meeting and voting in person.

ELECTION OF DIRECTORS

        Dr. Joseph T. Simmons, 67, Chairman of the Finance Committee and a Director since 1984, died May 26, 2003. His talents and service as a Board member were greatly valued by the Company and his fellow Directors.

        Four Directors will be elected at the meeting for a term of three years each until 2007, and until their respective successors are elected. All nominees are incumbent Directors and nominated for reelection. Your proxy holder will vote your shares for the Board's nominees unless you instruct otherwise. If a nominee is unable to serve as a Director, your proxy holder may vote for any substitute nominee proposed by the Board. Unless specifically noted, no corporation or organization named below is a parent, subsidiary, or other affiliate of the Company. Information concerning the nominees, including their ages, years of service as Directors, and business experience as furnished the Company by each nominee, is as follows:

DIRECTOR NOMINEES FOR THREE YEAR TERM

Dennis W. Johnson	Director Since 2001
Age 54	Nominated for Term Expiring in 2007

Mr. Johnson is Chairman, Chief Executive Officer and President of TMI Corporation, and Chairman and Chief Executive Officer of TMI Systems Design Corporation, TMI Transport Corporation and TMI Storage Systems Corporation, all of Dickinson, North Dakota, manufacturers of casework and architectural woodwork. He has been employed at TMI since 1974 serving as President or Chief Executive Officer since 1982 and majority stockholder since 1985. He is a Director and past Chairman of the Theodore Roosevelt Medora Foundation. Mr. Johnson serves as President of the Dickinson City Commission. He previously was a Director of the Federal Reserve Bank of Minneapolis. He currently serves on the Audit and Finance Committees.

John L. Olson	Director Since 1985
Age 64	Nominated for Term Expiring in 2007

Mr. Olson has been President and Chief Executive Officer of Blue Rock Products Company and of Blue Rock Distributing Company, a beverage bottling and distributing company, respectively, in Sidney, Montana since 1965. He also is Chairman of Admiral Beverage Corporation, Worland, Wyoming, and Ogden, Utah; former Chairman and Director of the Foundation for Community Care, Sidney, Montana; Vice Chairman and a member of the Executive Committee of the University of Montana Foundation; a Director of BlueCross BlueShield of Montana; and trustee for Blue Rock Products Company Profit Sharing Trust, Sidney, Montana. He currently serves on the Audit and Nominating and Governance Committees.
Martin A. White	Director Since 1998
Age 62	Nominated for Term Expiring in 2007

Mr. White was elected Chairman of the Board of the Company in February 2001. He joined the Company in November 1991 as Vice President-Corporate Development and was named Senior Vice President-Corporate Development in November 1995. Effective April 1, 1998, Mr. White became President and Chief Executive Officer. He also serves as Chairman, a Director and/or an officer of all principal subsidiaries, and as Chairman of the Managing Committees of Montana-Dakota Utilities Co. and Great Plains Natural Gas Co. He is a member of the University of Mary Board of Trustees, the Missouri Slope Areawide United Way Board of Trustees and the North Dakota Lewis & Clark Bicentennial Foundation Board.
John K. Wilson	Director Since 2003
Age 49	Nominated for Term Expiring in 2007

Mr. Wilson has been President of Durham Resources, LLC, a privately held financial management company, in Omaha, Nebraska since 1994. He also serves as President of the Durham Foundation and is a Director of Bridges Investment Fund, a mutual fund, and the Greater Omaha Chamber of Commerce, all in Omaha. He additionally serves on the community relations board of US Bank NA Omaha and is a governor of the Joslyn Art Museum in Omaha. He previously was President of Great Plains Energy Corp., a public utility holding company and an affiliate company of Durham Resources, LLC, from 1994 to July 1, 2000. He also was Vice President of Great Plains Natural Gas Co., an affiliate company of Durham Resources, LLC, until July 1, 2000. Great Plains Energy Corp. and Great Plains Natural Gas Co. were sold to the Company on July 1, 2000. He currently serves on the Audit and Finance Committees.

The Board recommends a vote "For" each nominee.

        A plurality of votes of the Common Stock entitled to vote and present in person or represented by proxy is required to elect a Director. "Withheld" votes are not counted in determining whether a plurality of votes was received by a Director nominee.

CONTINUING INCUMBENT DIRECTORS

        Information concerning the continuing incumbent Directors, whose terms expire in 2005 or 2006, including their ages, years of service as Directors, and business experience as furnished the Company by each Director, is as follows:

DIRECTOR TERMS EXPIRING IN 2005

Bruce R. Albertson	Director Since 2001
Age 58	Term Expires in 2005

Mr. Albertson has been President and Chief Executive Officer of Brown Jordan International, Pompano Beach, Florida, formerly WinsLoew Furniture, Inc., a manufacturer and distributor of casual and commercial furniture, since January 2002. He also has served as Chairman of the Insurance IQ Company, a marketer of advertising services to the insurance industry, since October 2002. From May 2001 to January 2002, Mr. Albertson was not actively employed. Mr. Albertson was President and Chief Executive Officer of Iomega Corporation, a data management solutions company, Roy, Utah, from January 2000 to May 2001. He joined Iomega Corporation as President and Chief Operating Officer and a Director in November 1999. He formerly served as Vice President, Marketing and Product Management, worldwide for the General Electric Appliances Company (GE), a diversified technology, manufacturing and services company, from 1996 to November 1999, and as President/Regional Executive, GE Appliances in Hong Kong from 1992 to 1996. He began his career with GE in 1973. He currently serves on the Audit and Nominating and Governance Committees.
Thomas Everist	Director Since 1995
Age 54	Term Expires in 2005

Mr. Everist has served as President and Chairman of The Everist Company, Sioux Falls, South Dakota, an aggregate, concrete and asphalt production company, since April 15, 2002. He previously was President and a Director of L.G. Everist,  Inc., Sioux Falls, South Dakota, an aggregate production company, from 1987 to April 15, 2002. He is a Director of Showplace Wood Products, Sioux Falls, South Dakota, a custom cabinets manufacturer; a Director of Short, Elliott, Hendrickson, Inc., an engineering and architectural consulting firm; and a Director of Raven Industries, Inc., Sioux Falls, South Dakota, a general manufacturer of electronics, sewn products, and plastics. He currently serves on the Compensation and Finance Committees.

Patricia L. Moss	Director Since 2003
Age 50	Term Expires in 2005

Ms. Moss has been President, Chief Executive Officer, and a Director of Cascade Bancorp, a financial holding company, and Bank of the Cascades, Bend, Oregon, since 1998. She also serves as a Director of Central Oregon Independent Health Services, Aquila Tax Free Trust of Oregon, and the Oregon State University Cascade Campus Advisory Board. She is a member of the Oregon Bankers Association, the Independent Community Bankers Association of America, and the Oregon Women's Forum. She currently serves on the Compensation and Finance Committees.
Robert L. Nance	Director Since 1993
Age 67	Term Expires in 2005

Mr. Nance has been President and Chief Executive Officer of Nance Petroleum Corporation, Billings, Montana, an oil and gas exploration and production company, since 1969. He also is a Director of First Interstate BancSystem, Inc., President and Chief Executive Officer of Ronan, Inc., a family corporation, and Senior Vice President of St. Mary Land and Exploration Co. of Denver, Colorado. He serves on the Executive Committee of the Independent Petroleum Association of America and is past Chairman of the Petroleum Technology Transfer Council. He currently serves on the Finance and Nominating and Governance Committees.

DIRECTOR TERMS EXPIRING IN 2006

Harry J. Pearce	Director Since 1997
Age 61	Term Expires in 2006

Mr. Pearce retired on December 19, 2003, as Chairman of Hughes Electronics Corporation, a General Motors Corporation subsidiary and provider of digital television entertainment, broadband satellite network, and global video and data broadcasting. He had served as Chairman since June 1, 2001. Mr. Pearce formerly was Vice Chairman and a Director of General Motors Corporation, the world's largest vehicle manufacturer, from January 1, 1996 to May 31, 2001. He is a Director of Marriott International, Inc., the National Defense University Foundation, Inc., and the U.S. Air Force Academy Association of Graduates, and is Chairman of the GM Cancer Research Foundation, and The Marrow Foundation. He is President of the Leukemia & Lymphoma Society Research Foundation, a Fellow of the American College of Trial Lawyers, and a member of the International Society of Barristers. He also serves on the Board of Trustees of Howard University and Northwestern University. He currently serves as Lead Director and on the Audit and Compensation Committees.

Homer A. Scott, Jr.	Director Since 1981
Age 69	Term Expires in 2006

Mr. Scott is engaged in the banking and hospitality business in the states of Wyoming and Montana. He is Chairman Emeritus and a Director of First Interstate BancSystem, Inc., a bank operating in Montana and Wyoming, and was Chairman from 1988 until 2003 when he became Chairman Emeritus. He has been the principal owner, Chairman and President of Sugarland Enterprises, Inc. since 1979, and the managing partner of Sugarland Development Company, a commercial property development company in Sheridan, Wyoming, since 1976. Sugarland Enterprises, Inc. owns and manages four Perkins Restaurants, a Holiday Inn, and Powder Horn Ranch, a housing development and golf course near Sheridan. He currently serves on the Audit and Compensation Committees.
Sister Thomas Welder, O.S.B.	Director Since 1988
Age 63	Term Expires in 2006

Sister Welder has been the President of the University of Mary, Bismarck, North Dakota, since 1978. She is a Director of St. Alexius Medical Center of Bismarck and Chair of its Marketing Committee. She is a Director of the Bismarck-Mandan Development Association and is a member and past Director of the Bismarck-Mandan Area Chamber of Commerce. She also is a member of the North Dakota Higher Education Roundtable, and the Theodore Roosevelt Medora Founder's Society, and is a past member of the Consultant-Evaluator Corps for the North Central Association of Colleges and Schools. She currently serves on the Finance and Nominating and Governance Committees.

DIRECTORS' COMPENSATION

        Each non-employee Director receives $20,000 ($33,000 for the Lead Director) and 2,700 shares of Company Common Stock as an annual retainer for Board service.

        Audit, Nominating and Governance, Finance and Compensation Committee Chairmen each receive a $4,000 annual retainer.

        Each non-employee Director additionally receives $1,500 for each Board meeting attended and each Committee member receives $1,500 for each Committee meeting attended.

        Effective in 2003, non-employee Directors no longer receive an annual option to purchase shares of Common Stock.

        The Company post-retirement income plan for Directors was terminated in May 2001 for current and future Directors. The net present value of each Director's benefit was calculated and converted into phantom stock. Payment is deferred pursuant to the Deferred Compensation Plan for Directors and will be made in cash over a five-year period after the Director's retirement from the Board.

PROPOSAL TO AMEND THE NON-EMPLOYEE DIRECTOR STOCK
COMPENSATION PLAN

        The Non-Employee Director Stock Compensation Plan (the "Plan") was approved by the common stockholders at the 1995 Annual Meeting. The Plan subsequently was amended by the Board of Directors in May 1998 to permit Directors to receive stock in lieu of meeting fees and in May 2001 and May 2003 to increase the number of shares granted annually under the Plan. There has been no increase in the overall Plan limit since the Plan was adopted, except for the automatic adjustments pursuant to the three-for-two stock splits in 1995, 1998 and 2003.

        As of February 27, 2004, 36,329 shares of common stock remained available under the Plan. On February 12, 2004, the Board of Directors approved amendments to the Plan to increase the number of shares of common stock available for delivery under the Plan from 112,500 shares to 527,128 shares, subject to common stockholder approval.

        The complete text of the Plan as amended is set forth as Exhibit "A" hereto. The following is a summary of the material features of the Plan and is qualified in its entirety by reference to Exhibit "A."

Purpose of the Plan

        The purpose of the Plan is to provide ownership of Company Common Stock by non-employee members of the Board of Directors in order to improve the Company's ability to attract and retain highly qualified individuals to serve as Directors of the Company and to strengthen the commonality of interest between Directors and stockholders.

Administration

        The Plan has a fixed maximum number of shares and is administered by a committee appointed by the Board of Directors which will consist of at least two persons not eligible to participate in the Plan who do not need to be members of the Board of Directors.

Awards Under the Plan

        The Plan provides for each non-employee Director to receive a grant of 2,700 shares of Company Common Stock as a portion of the annual retainer payable to such Director. The stock grant is in addition to the cash retainer paid to each non-employee Director. The stock grant is made automatically on the fifteenth business day after each annual meeting of stockholders. The Plan also provides each non-employee Director with the right to elect to increase the number of shares of Common Stock that will be granted by reducing the balance of the annual cash retainer.

Shares Subject to the Plan

        Shares to be issued under the Plan may be authorized but unissued shares of Common Stock, treasury stock or shares purchased on the open market. The maximum number of shares that may be issued under the Plan, as amended, is 527,128. If any corporate transaction occurs that causes a change in the Company's capitalization, the committee shall make appropriate adjustments to the number or kind of shares subject to the Plan and the annual stock payment.

Eligibility and Participation

        Non-employee Directors of the Company will participate in the Plan. There are currently ten non-employee Directors.

Amendment and Termination

        Unless previously terminated by the Board, the Plan will terminate when all shares have been granted. The Board may amend, suspend or terminate the Plan at any time, provided, however, that no amendment required by law, rule or regulation to be approved by the Company's stockholders shall be effective unless the amendment is approved by the requisite vote of Company stockholders entitled to vote thereon.

New Plan Benefits

Non-Employee Director Stock Compensation Plan

Name and Position	Dollar Value ($)	Number of Units
Martin A. White —Chairman of the Board, President & CEO	—	—
Ronald D. Tipton —CEO of Montana-Dakota Utilities Co. and Great Plains Natural Gas Co.	—	—
Warren L. Robinson —Executive Vice President and Chief Financial Officer	—	—
Lester H. Loble, II —Executive Vice President, General Counsel & Secretary	—	—
Vernon A. Raile —Senior Vice President and Chief Accounting Officer	—	—
Executive Group	—	—
Non-Executive Director Group	$499,630	24,300
Non-Executive Officer Employee Group	—	—

        The table reflects the aggregate number of shares of Common Stock granted to the non-employee Directors on the fifteenth business day after the annual meeting. The dollar value is based on the average stock price over the purchase periods ending May 13, 2003 and June 6, 2003 reflecting a per share price of $29.728 and $32.233, respectively.

The Board of Directors Recommends a Vote "FOR" this Proposal.

        The proposed amendments to the Plan for New York Stock Exchange purposes require the affirmative vote of the holders of a majority of the votes cast, provided that the total votes cast represent over 50 percent in interest of all securities entitled to vote on the amendments. In determining whether the number of votes cast represents more than 50 percent of the shares of Common Stock entitled to vote, abstentions will count as votes cast and broker non-votes will not count as votes cast. Broker non-votes occur if brokers are given no voting instructions from their customers with respect to the Plan, since the New York Stock Exchange rules prohibit discretionary voting on equity compensation plans. Under Delaware law, the Plan amendments require the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote. Abstentions will have the effect of a vote against the amendments and broker non-votes will have no effect.

Equity Compensation Plan Information

        The following table includes information as of December 31, 2003 with respect to the Company's equity compensation plans:

Equity Compensation Plan Information
	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity Compensation plans approved by stockholders(1)	2,878,841	(2)	$18.95	6,756,200	(3)(4)
Equity Compensation plans not approved by stockholders(5)	1,848,401		$19.04	1,374,525	(6)
Total	4,727,242		$18.98	8,130,725

(1)
Consists of the 1992 Key Employee Stock Option Plan, the 1997 Non-Employee Director Long-Term Incentive Plan, the 1997 Executive Long-Term Incentive Plan and the Non-Employee Director Stock Compensation Plan.

(2)
Includes 115,310 performance shares.

(3)
In addition to being available for future issuance upon exercise of options, 234,000 shares under the 1997 Non-Employee Director Long-Term Incentive Plan may instead be issued in connection with stock appreciation rights, restricted stock, performance units, performance shares or other equity-based awards, and 6,034,421 shares under the 1997 Executive Long-Term Incentive Plan may instead be issued in connection with stock appreciation rights, restricted stock, performance units, performance shares or other equity-based awards.

(4)
This amount also includes 36,329 shares available for issuance under the Non-Employee Director Stock Compensation Plan. Under this plan, in addition to a cash retainer, non-employee Directors are awarded 2,700 shares following the Company's annual meeting of stockholders. Additionally, a non-employee Director may acquire additional shares under the plan in lieu of receiving the cash portion of the Director's retainer or fees.

(5)
Consists of the 1998 Option Award Program, the Group Genius Innovation Plan, The Bauerly Brothers, Inc. Deferred Compensation Plan, The Capital Electric Line Builders, Inc. Deferred Compensation Plan, The Capital Electric Construction Company, Inc. Deferred Compensation Plan, The Oregon Electric Construction, Inc. Deferred Compensation Plan, The Wagner-Smith Company Deferred Compensation Plan, and The Wagner-Smith Equipment Co. Deferred Compensation Plan.

(6)
In addition to being available for future issuance upon exercise of options, 148,800 shares under the Group Genius Innovation Plan may instead be issued in connection with stock appreciation rights, restricted stock, restricted stock units, performance units, performance stock or other equity-based awards.

        The following equity compensation plans have not been approved by the Company's stockholders.

The 1998 Option Award Program

        The 1998 Option Award Program is a broad-based plan adopted by the Board of Directors, effective February 12, 1998. The plan permits the grant of nonqualified stock options to employees of the Company and its subsidiaries. The maximum number of shares that may be issued under the plan is 2,809,342. Shares granted may be authorized but unissued shares, treasury shares, or shares purchased on the open market. Option exercise prices are equal to the market value of the Company's shares on the date of the option grant. Optionees receive dividend equivalents on their options, with any credited dividends paid in cash to the optionee if the option vests, or forfeited if the option is forfeited. Vested options remain exercisable for one year following termination of employment due to death or disability and for three months following termination of employment for any other reason.

        Unvested options are forfeited upon termination of employment. Subject to the terms and conditions of the plan, the plan's administrative committee determines the number of shares subject to options granted to each participant and the other terms and conditions pertaining to such options, including vesting provisions. All options become immediately exercisable in the event of a change in control of the Company.

        In 1998, 225 options (adjusted for the three-for-two stock split in July 1998 and the three-for-two stock split in October 2003) were granted to each of approximately 2,200 employees. No officers received grants. These options vested on March 2, 2001. In 2001, 300 options (adjusted for the three-for-two stock split in October 2003) were granted to each of approximately 5,900 employees. No officers received grants. These options vested on February 13, 2004. As of December 31, 2003, options covering 1,418,925 shares of Common Stock were outstanding under the plan. 1,225,725 shares remained available for future grant and options covering 164,692 shares had been exercised.

The Group Genius Innovation Plan

        The Group Genius Innovation Plan was adopted by the Board of Directors, effective May 17, 2001, to encourage employees to share ideas for new business directions for the Company and to reward them when the idea becomes profitable. Employees of the Company and its subsidiaries who are selected by the plan's administrative committee are eligible to participate in the plan. Officers and Directors are not eligible to participate. The plan permits the granting of nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance stock and other awards. The maximum number of shares that may be issued under the plan is 149,600. Shares granted under the plan may be authorized but unissued shares, treasury shares or shares purchased on the open market. Restricted stockholders have voting rights and, unless determined otherwise by the plan's administrative committee, receive dividends paid on the restricted stock. Dividend equivalents payable in cash may be granted with respect to options and performance shares. The plan's administrative committee determines the number of shares or units subject to awards, and the other terms and conditions of the awards, including vesting provisions and the effect of employment termination. Upon a change in control of the Company, all options and stock appreciation rights become immediately vested and exercisable, all restricted stock becomes immediately vested, all restricted stock units become immediately vested and are paid out in cash, and target payout opportunities under all performance units, performance stock, and other awards are deemed to be fully earned, with awards denominated in stock paid out in shares and awards denominated in units paid out in cash. As of December 31, 2003, 800 shares of stock had been granted to 13 employees.

The Bauerly Brothers, Inc. Deferred Compensation Plan

        The Bauerly Brothers, Inc. Deferred Compensation Plan was adopted April 19, 2001 in connection with the acquisition of Bauerly Brothers. The plan is a nonqualified deferred compensation plan for Bauerly key employees. The maximum number of shares that may be issued under the plan, as of the plan's adoption date, was 93,750 (not adjusted for the October 2003 three-for-two stock split). Participants' accounts were credited with phantom stock pursuant to a schedule. Company Common Stock is held in a rabbi trust. Distribution of shares is made annually over the first four anniversaries of the adoption date if the participant is still employed on that date. Distributions are made prior to the anniversary dates if the participant is terminated due to death or disability. Dividends are credited and paid in cash. If a participant forfeits all or a portion of his account, the remaining portion is allocated to the remain-

ing participants. The plan does not provide for an increase in the number of shares initially credited to participants' accounts.

The Capital Electric Line Builders, Inc. Deferred Compensation Plan

        The Capital Electric Line Builders, Inc. Deferred Compensation Plan was adopted January 4, 2001 in connection with the acquisition of Capital Electric Line Builders, Inc. by Utility Services, Inc. The plan is a nonqualified deferred compensation plan for Capital Electric Line Builders, Inc. key employees. The maximum number of shares that may be issued under the plan, as of the plan's adoption date, was 28,729 (not adjusted for the October 2003 three-for-two stock split). Participants' accounts were credited with cash, which was converted to phantom stock pursuant to a schedule. Shares were distributed to one participant on December 1, 2003. Distribution of the remaining shares will be made on December 1, 2004 to participants who still are employed on that date. Company Common Stock is held in a rabbi trust. Distributions will be made prior to the scheduled distribution date if the participant is terminated involuntarily (as defined in the plan) (or due to death or disability) for other than cause. Dividends are credited and paid in cash. If a participant forfeits all or a portion of his account, the remaining portion is returned from the rabbi trust to the Company. The plan does not provide for an increase in the number of shares initially credited to participants' accounts.

The Capital Electric Construction Company, Inc. Deferred Compensation Plan

        The Capital Electric Construction Company, Inc. Deferred Compensation Plan was adopted January 4, 2001 in connection with the merger of Capital Electric Construction Company, Inc. with and into Centennial Energy Holdings, Inc. Immediately following the merger, Utility Services Inc., a subsidiary of Centennial, became a party to, and ultimate sponsor of, the plan. The plan is a nonqualified deferred compensation plan for Capital Electric Construction Company, Inc. key employees. The maximum number of shares that may be issued under the plan, as of the plan's adoption date, was 67,597 (not adjusted for the October 2003 three-for-two stock split). Participants' accounts were credited with cash, which was converted to phantom stock pursuant to a schedule. Company Common Stock is held in a rabbi trust. Shares were distributed to one participant on December 1, 2003. Distribution of the remaining shares will be made on December 1, 2004 to participants who still are employed on that date. Distributions will be made prior to the scheduled distribution date if the participant is terminated involuntarily (as defined in the plan) (or due to death or disability) for other than cause. Dividends are credited and paid in cash. If a participant forfeits all or a portion of his account, the remaining portion is returned from the rabbi trust to the Company. The plan does not provide for an increase in the number of shares initially credited to participants' accounts.

The Oregon Electric Construction, Inc. Deferred Compensation Plan

        The Oregon Electric Construction, Inc. Deferred Compensation Plan was adopted September 14, 2001 in connection with the acquisition of Oregon Electric Construction, Inc. by Utility Services, Inc. The plan is a nonqualified deferred compensation plan for Oregon Electric Construction, Inc. key employees. The maximum number of shares that may be issued under the plan, as of the plan's adoption date, was 58,816 (not adjusted for three-for-two stock split). Participants' accounts were credited with cash, which was converted to phantom stock pursuant to a schedule. Company Common Stock is held in a rabbi trust. Shares were distributed to one participant on September 14, 2003. Distribution of the remaining shares will be made on September 14, 2005 to participants who still are employed on that date. Distributions will be made prior to the scheduled distribution date if the participant is terminated involuntarily (as defined in the plan) (or due to death or disability) for other than cause. Dividends are credited and paid in cash. If a participant forfeits all or a portion of his account, the remaining portion is returned from the rabbi trust to the Company. The plan does not provide for an increase in the number of shares initially credited to participants' accounts.

The Wagner-Smith Company Deferred Compensation Plan

        The Wagner-Smith Company Deferred Compensation Plan was adopted June 30, 2000 in connection with the acquisition of the Wagner-Smith Company by Utility Services, Inc. The plan is a nonqualified deferred compensation plan for Wagner-Smith Company key employees. The maximum number of shares that may be issued under the plan, as of the plan's adoption date, was 85,513 (not adjusted for the October 2003 three-for-two stock split). Participants' accounts were credited with cash, which was converted to phantom stock pursuant to a schedule. Company Common Stock is held in a rabbi trust. Shares were distributed to some participants on June 30, 2003. Distribution of the remaining shares will be made on June 30, 2005 to participants who still are employed on that date. Distributions will be made prior to the scheduled distribution date if the participant is terminated involuntarily (as defined in the plan) (or due to death or disability) for other than cause. Dividends are credited and paid in cash. If a participant forfeits all or a portion of his account, the remaining portion is returned from the rabbi trust to the Company. The plan does not provide for an increase in the number of shares initially credited to participants' accounts.

The Wagner-Smith Equipment Co. Deferred Compensation Plan

        The Wagner-Smith Equipment Co. Deferred Compensation Plan was adopted June 30, 2000 in connection with the acquisition of the Wagner-Smith Equipment Co. by Utility Services, Inc. The plan is a nonqualified deferred compensation plan for Wagner-Smith Equipment Co. key employees. The maximum number of shares that may be issued under the plan, as of the plan's adoption date, was 49,508 (not adjusted for the October 2003 three-for-two stock split). Participants' accounts were credited with cash, which was converted to phantom stock pursuant to a schedule. Company Common Stock is held in a rabbi trust. Distribution of shares will be made on June 30, 2005 to participants who still are employed on that date. Distributions will be made prior to the scheduled distribution date if the participant is terminated involuntarily (as defined in the plan) (or due to death or disability) for other than cause. Dividends are credited and paid in cash. If a participant forfeits all or a portion of his account, the remaining portion is returned from the rabbi trust to the Company. The plan does not provide for an increase in the number of shares initially credited to participants' accounts.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

					Long-term compensation
	Annual compensation				Awards				Payouts
(a)	(b)	(c)	(d)	(e)	(f)		(g)		(h)		(i)
Name and principal position	Year	Salary ($)	Bonus(2) ($)	Other annual compen- sation(3) ($)	Restricted stock awards ($)		Securities underlying Options/SARs(1) (#)		LTIP payouts ($)		All other compen- sation(8) ($)

Martin A. White	2003	596,308	1,200,000		—	(4)	—		772,732	(7)	6,000
—Chairman of the Board, President & CEO	2002 2001	517,038 450,000	509,340 374,500		— 594,800	(5)	— 270,000	(6)	— —		5,500 5,100	(10)

Ronald D. Tipton	2003	319,751	211,464		—	(4)	—		92,708	(7)	6,000
—CEO of Montana-Dakota Utilities Co. and Great Plains Natural Gas Co.	2002 2001	306,815 279,038	111,958 35,437		— 148,700	(5)	— 108,000	(6)	— —		5,500 5,100	(10)

Warren L. Robinson	2003	318,154	320,000		—	(4)	—		267,880	(7)	6,000
—Executive Vice President and Chief Financial Officer	2002 2001	278,265 237,077	182,840 146,290		— 148,700	(5)	— 93,600	(6)	— —		5,500 5,100	(10)

Lester H. Loble, II	2003	268,662	270,000	—	—	(4)	—		234,395	(7)	6,000
—Executive Vice President, General Counsel & Secretary(9)	2002 2001	236,688 190,846	153,455 105,219	1,860 13,291	— 118,960	(5)	— 81,900	(6)	— —		5,500 5,100	(10)

Vernon A. Raile	2003	198,615	180,000	—	—	(4)	—		89,293	(7)	5,958
—Senior Vice President and Chief Accounting Officer	2002 2001	169,037 146,394	88,808 58,122	1,095 10,194	— 44,610	(5)	— 31,200	(6)	— —		5,071 3,250

(1)
Adjusted for the three-for-two stock split on October 29, 2003.

(2)
Granted pursuant to the Executive Incentive Compensation Plan.

(3)
Above-market interest on deferred compensation.

(4)
At December 31, 2003, the Named Officers held the following amounts of restricted stock: Mr. White—44,400 shares ($1,057,164); Mr. Tipton—14,700 shares ($350,007); Mr. Robinson—13,260 shares ($315,721); Mr. Loble—10,320 shares ($245,719) and Mr. Raile—5,850 shares ($139,289).

(5)
Valued at fair market value on the date of grant. Nonpreferential dividends are paid on the restricted stock.

(6)
Options granted pursuant to the 1992 KESOP or the 1997 Executive Long-Term Incentive Plan for the 2001-2003 performance cycle.

(7)
Dividend equivalents paid with respect to options granted pursuant to the 1992 KESOP or the 1997 Executive Long-Term Incentive Plan for the 2001-2003 performance cycle.

(8)
Totals shown are the Company contributions to the Company 401(k) Retirement Plan.

(9)
Mr. Loble retired on January 2, 2004.

(10)
Adjusted by $500 from amount reported last year.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

(a)	(b)	(c)	(d)		(e)
	Shares acquired on exercise (#)(2)	Value realized ($)	Number of securities underlying unexercised options at fiscal year-end(1)(2) (#)		Value of unexercised, in-the-money options at fiscal year-end ($)

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Martin A. White	91,140	709,373	0	270,000	0	1,125,441
Ronald D. Tipton	73,687	606,939	0	108,000	0	450,176
Warren L. Robinson	56,925	443,066	0	93,600	0	390,153
Lester H. Loble, II	9,150	131,770	41,850	81,900	414,805	341,384
Vernon A. Raile	23,445	203,190	0	31,200	0	130,051
(1)
Vesting is accelerated upon a change in control.

(2)
Adjusted for the three-for-two stock split on October 29, 2003.

LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR

			Estimated future payouts under non-stock price-based plans
(a)	(b)	(c)	(d)	(e)	(f)
Name	Number of shares, units or other rights (#)(1)(2)	Performance or other period until maturation or payout	Threshold ($ or #)	Target ($ or #)	Maximum ($ or #)

Martin A. White	11,389	2002-2004	1,139 shares $1,333 Dividend Equivalents	11,389 shares $13,325 Dividend Equivalents	22,778 shares $26,650 Dividend Equivalents
	11,389	2003-2005	1,139 shares $2,107 Dividend Equivalents	11,389 shares $21,070 Dividend Equivalents	22,778 shares $42,139 Dividend Equivalents
Ronald D. Tipton	3,876	2002-2004	388 shares $454 Dividend Equivalents	3,876 shares $4,535 Dividend Equivalents	7,752 shares $9,070 Dividend Equivalents
	3,876	2003-2005	388 shares $718 Dividend Equivalents	3,876 shares $7,171 Dividend Equivalents	7,752 shares $14,341 Dividend Equivalents
Warren L. Robinson	3,873	2002-2004	387 shares $453 Dividend Equivalents	3,873 shares $4,531 Dividend Equivalents	7,746 shares $9,063 Dividend Equivalents
	3,873	2003-2005	387 shares $716 Dividend Equivalents	3,873 shares $7,165 Dividend Equivalents	7,746 shares $14,330 Dividend Equivalents
Lester H. Loble, II	2,883	2002-2004	288 shares $337 Dividend Equivalents	2,883 shares $3,373 Dividend Equivalents	5,766 shares $6,746 Dividend Equivalents
	2,883	2003-2005	288 shares $533 Dividend Equivalents	2,883 shares $5,334 Dividend Equivalents	5,766 shares $10,667 Dividend Equivalents
Vernon A. Raile	1,423	2002-2004	142 shares $166 Dividend Equivalents	1,423 shares $1,665 Dividend Equivalents	2,846 shares $3,330 Dividend Equivalents
	1,423	2003-2005	142 shares $263 Dividend Equivalents	1,423 shares $2,633 Dividend Equivalents	2,846 shares $5,265 Dividend Equivalents

(1)
Adjusted for the three-for-two stock split on October 29, 2003.

(2)
Performance shares were granted in 2003 under the 1997 Executive Long-Term Incentive Plan and represent the opportunity to receive Company Common Stock at the end of the performance period based upon the Company's total shareholder return relative to a peer group of companies. The performance shares shown in column (b) are at the target level. The payout ranges from 0% for a rank less than 40th percentile, to 10% at the 40thpercentile, 100% at the 50th percentile and 200% at the 100th percentile. Dividend equivalents also were granted and will be paid out in cash in an amount equal to the total dividends declared during the performance period on any shares that are actually earned by the participant. Performance shares and dividend equivalents that are not earned are forfeited. Vesting is accelerated upon a change in control.

PENSION PLAN TABLE

	Years of Service
Remuneration	15	20	25	30	35

$125,000	$79,211	$87,735	$96,259	$104,783	$113,307
150,000	95,329	105,665	116,002	126,338	136,674
175,000	111,446	123,595	135,744	147,893	160,042
200,000	129,484	143,445	157,407	171,368	185,329
225,000	140,464	154,425	168,387	182,348	196,309
250,000	151,384	165,345	179,307	193,268	207,229
300,000	187,624	201,585	215,547	229,508	243,469
350,000	235,204	249,165	263,127	277,088	291,049
400,000	276,184	290,145	304,107	318,068	332,029
450,000	316,084	330,045	344,007	357,968	371,929
500,000	387,484	401,445	415,407	429,368	443,329
550,000	387,484	401,445	415,407	429,368	443,329
600,000	479,884	493,845	507,807	521,768	535,729

        The Table covers the amounts payable under the Salaried Pension Plan and non-qualified Supplemental Income Security Plan (SISP).

        Pension benefits are determined by the step-rate formula that places emphasis on the highest consecutive 60 months of earnings within the final 10 years of service.

        Benefits for single participants under the Salaried Pension Plan are paid as straight life amounts and benefits for married participants are paid as actuarially reduced pensions with a survivorship benefit for spouses, unless participants choose otherwise.

        The Salaried Pension Plan also permits pre-retirement survivorship benefits upon satisfaction of certain conditions. Additionally, certain reductions are made for employees electing early retirement.

        The Internal Revenue Code places maximum limitations on benefit amounts that may be paid under the Salaried Pension Plan.

        The Company has adopted a non-qualified SISP for senior management personnel. As of December 31, 2003, 99 senior management personnel were participating in the SISP, including the Named Officers.

        Both plans cover salary shown in column (c) of the Summary Compensation Table and exclude bonuses and other forms of compensation.

        Upon retirement and reaching age 65, participants in the SISP may elect a retirement benefit or a survivors' benefit with the benefits payable monthly for 15 years or as an equivalent life annuity.

        As of December 31, 2003, the Named Officers were credited with the following years of service under the plans:

Name	Pension Service Years	SISP Service Years

Martin A. White	12	12
Ronald D. Tipton	20	20
Warren L. Robinson	15	15
Lester H. Loble, II	16	16
Vernon A. Raile	23	22

        The maximum years of service for benefits under the Pension Plan is 35. Vesting under the SISP begins at 3 years and is complete after 10 years. Benefit amounts under both plans are not subject to reduction for offset amounts.

CHANGE-OF-CONTROL AND SEVERANCE ARRANGEMENTS

        The Company entered into Change of Control Employment Agreements with the Named Officers and other executives ("executives") in November 1998, which provide certain protections to the executives in the event there is a change of control of the Company.

        If a change of control occurs, the agreements provide for a three-year employment period from the date of the change of control, during which the executive is entitled to receive a base salary not less than the highest amount paid within the preceding twelve months, and annual bonuses not less than the highest bonus paid within the three years before the change of control, and to participate in the Company's incentive, savings, retirement and welfare benefit plans.

        The agreements also provide that specified severance payments and benefits would be provided if the executive's employment is terminated during the employment period (or if connected to the change of control, prior thereto) by the Company, other than for cause or disability, or by the executive for good reason, which includes for any reason during the 30-day period beginning on the first anniversary of the change of control.

        In such event, the executive would receive an amount equal to three times his annual base pay plus three times his highest annual bonus (as defined). In addition, he would receive (i) an immediate pro-rated cash-out of his bonus for the year of termination based on the highest annual bonus and (ii) an amount equal to the excess of (a) the actuarial equivalent of the benefit under Company qualified and nonqualified retirement plans that he would receive if he continued employment with the Company for an additional three years over (b) the actual benefit paid or payable under these plans.

        The executive and family would continue to be covered by the Company's welfare benefit plans for three years. The executive also would receive outplacement benefits. Finally, the executive would receive an additional payment if necessary to make him or her whole for any federal excise tax on excess parachute payments imposed upon the executive, unless the total parachute payments were not more than 110% of the safe harbor amount for that tax (in which event the executive's payments would be reduced to the safe harbor amount).

        For these purposes, "cause" generally means the executive's willful and continued failure to substantially perform his duties or willfully engaging in illegal conduct or misconduct materially injurious to the Company. "Good reason" generally includes the diminution of the executive's position, authority, duties or responsibilities, the reduction of the executive's pay or benefits, and relocation or increased travel obligations.

        Subject to certain exceptions described in the agreements, a "change of control" is defined in general as (i) the acquisition by an individual, entity, or group of 20% or more of the Company's voting securities; (ii) a turnover in a majority of the Board of Directors without the approval of a majority of the members of the Board who were members of the Board as of November 1998 or whose election was approved by such Board members; (iii) a merger or similar transaction; or (iv) the stockholders' approval of the Company's liquidation or dissolution.

        The Company entered into an agreement with Lester H. Loble, II in connection with Mr. Loble's retirement on January 2, 2004. Mr. Loble agreed to provide consulting services to the Company for six months after his retirement for which he was paid $142,500. Mr. Loble also was entitled to keep certain office equipment. Other benefits to which Mr. Loble is entitled are determined in accordance with the terms and provisions of the Company's plans and programs.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Purpose

        The Compensation Committee of the Board of Directors has direct responsibility for determining compensation of the Company's executive officers and for producing an annual report on executive compensation for inclusion in the Company's proxy statement. Composed entirely of non-employee Directors, the Committee meets quarterly to review and determine compensation for the executive officers, including the Chief Executive Officer.

Executive Compensation

        Based upon a study of the Company's executive compensation programs in 2002, the Committee made several changes to its approach to long-term incentive compensation, including the elimination of stock options and restricted stock grants effective in 2003.

        The Committee believes that appropriate compensation levels succeed in both attracting and motivating high quality employees. To implement this philosophy, the Committee analyzes trends in compensation among comparable companies participating in the oil and gas industry, segments of the energy and mining industries, the peer group of companies used in the graph following this report, and similar companies from general industry. The Committee then sets compensation levels that it believes are competitive within the industry and structured in a manner that rewards successful job performance. There are three components of total executive compensation: base salary, annual incentive compensation, and long-term incentive compensation.

        In setting base salaries, the Committee does not use a particular formula. In addition to the above data, other factors the Committee uses in its analysis include the executive's current salary in comparison to the competitive industry standard as well as individual performance. Mr. White, the Chairman, President and Chief Executive Officer, received a 15.4% increase in base salary for 2003. During 2003, only approximately 21.2% of Mr. White's compensation was base pay. The remainder was performance-based. This reflects the Committee's belief in the importance of having substantial at risk compensation to provide a direct and strong link between performance and executive pay. For the other Named Officers, the Committee targeted salaries at the midpoint of the competitive industry standard. The other Named Officers received base salary increases averaging 11.98% for 2003.

        In keeping with the Committee's belief that compensation should be directly linked to successful performance, the Company employs both annual and long-term incentive compensation plans. The annual incentive compensation is determined under the Executive Incentive Compensation Plan. The Committee makes awards based upon the level of corporate earnings, cost efficiency, and individual performance. Mr. White received a total of $1,200,000 (or 200% of the targeted amount) in annual incentive compensation for 2003; the other Named Officers received an average of $245,366 or 180% of the targeted amount, based upon achievement of corporate earnings and individual performance above the target level.

        Long-term incentive compensation serves to encourage successful strategic management and is awarded under the 1997 Executive Long-Term Incentive Plan.

        Effective in 2003, several changes were made to the long-term incentive program as a result of the study discussed above. The Committee does not expect to make additional stock option or restricted stock grants under the 1997 Executive Long-Term Incentive Plan. Beginning with grants made in 2003, the Committee is using performance shares, with dividend equivalents, as the form of long-term incentive compensation. These awards are expected to be made annually. The performance periods will generally be three years, and performance goals will compare Company performance against a peer group in specified areas. Performance shares and dividend equivalents will be paid out, if earned, between 10% and 200% of the target award. Performance shares will be paid out in stock and dividend equivalents in cash. Awards for two performance periods were made to executive officers in 2003—2002-2004 and 2003-2005. The level of award for each executive officer was determined by using the Committee approved target incentive guidelines. This new long-term award is designed to ensure the retention value and the motivation effect of the Company's long-term compensation program on the Company's executive officers.

        In recent years, the Committee has used stock options with dividend equivalents and performance-accelerated restricted stock as the components of long-term incentive compensation. Options were granted every three years with three-year performance cycles. The options became exercisable automatically in nine years, but vesting was accelerated if the performance goals were met after three years. The size of the awards was based upon the executive's established pay grade, which took into consideration the job's internal value, based on overall complexity and responsibility, and external value as reflected in a market competitiveness comparison.

        Options with a three-year performance cycle (2001-2003) and related dividend equivalents were granted in 2001. Performance goals established by the Committee and described in the 2002 Proxy Statement for the 2001-2003 performance cycle were exceeded; therefore, exercisability of the options was accelerated and dividend equivalents were earned at 151.7%, except for Mr. Tipton for whom the exercisability of 45.5% of his options was accelerated and dividend equivalents were earned at the same percent. No additional options were granted in 2003.

        In addition, the Committee accelerated vesting of 67 percent of the restricted stock granted under the 1997 Executive Long-Term Incentive Plan, based on achievement of performance goals for the three-year period 2001-2003 at the 67th percentile.

        At December 31, 2003, there were approximately 4.2 million options outstanding under the Company's various plans, which is approximately 3.7% of shares outstanding.

        In 1994, the Board of Directors adopted Stock Ownership Guidelines under which executives are required to own Company Common Stock valued from one to four times their annual salary.

        The Committee monitors the impact of federal tax laws on executive compensation, including Section 162(m) of the Internal Revenue Code. The deductibility of some types of compensation depends upon the timing of an executive's vesting or exercise of awards or on whether such awards qualify as "performance-based" under the provisions of Section 162(m). The Committee will consider the possible tax effect when structuring performance-based compensation but may pay compensation to its executive officers that is not fully deductible.

                Harry J. Pearce, Chairman
                Thomas Everist, Member
                Patricia L. Moss, Member
                Homer A. Scott, Jr., Member

MDU RESOURCES GROUP, INC.
COMPARISON OF FIVE YEAR TOTAL STOCKHOLDER RETURN (1)

Total Stockholder Return Index (1998=100)

(1)
All data is indexed to December 31, 1998, for the Company, the S&P 500, and the Peer Group. Total stockholder return is calculated using the December 31 price for each year. It is assumed that all dividends are reinvested in stock at the frequency paid, and the returns of each component peer issuer of the group is weighted according to the issuer's stock market capitalization at the beginning of the period.

  Peer Group issuers are Allegheny Energy, Inc., Allete, Inc., Alliant Energy Corporation, Black Hills Corporation, Comstock Resources, Inc., Equitable Resources, Inc., Florida Rock Industries, Inc., Hanson PLC ADR, KeySpan Corporation, Kinder Morgan, Inc., Louis Dreyfus Natural Gas Corp. (returns included for the full years of trading for 1998 through 2000. Discontinued trading in 2001, the result of the acquisition by Dominion Resources, Inc.), Martin Marietta Materials, Inc., Newfield Exploration Company, NICOR, Inc., OGE Energy Corp., ONEOK, Inc., Peoples Energy Corporation, Pogo Producing Company, Quanta Services, Inc., Questar Corporation, SCANA Corporation, Stone Energy Corporation, TECO Energy, Inc., UGI Corporation, Vectren Corporation (formerly Indiana Energy, Inc.), Vulcan Materials Company, and XTO Energy, Inc.(formerly Cross Timbers Oil Company).

INFORMATION CONCERNING EXECUTIVE OFFICERS

        Executive officers of the Company are elected by the Board of Directors and serve until the next annual meeting of the Board. Any executive officer so elected may be removed at any time by the affirmative vote of a majority of the Board. Certain information concerning such executive officers, including their ages, present corporate positions, and business experience, is set forth below.

Name	Age	Present Corporate Position and Business Experience
Martin A. White.	62	Chairman of the Board, President and Chief Executive Officer. For information about Mr. White, see "Election of Directors."
Cathleen M. Christopherson	59	Ms. Christopherson was elected Vice President-Corporate Communications effective November 1989. Prior to that she served as Assistant Vice President-Corporate Communications effective September 1989.
Mary B. Hager	40
		Ms. Hager was elected Controller effective May 2003. Prior to that she served as Assistant Controller effective May 2001, as Financial and Investor Relations Analyst effective June 2000, as Senior Financial Analyst for Knife River Corporation, an indirect subsidiary, effective October 1999, and as Financial Planning and Reporting Manager for Fidelity Oil Co., an indirect subsidiary, effective November 1997.
Cynthia J. Norland	49
		Ms. Norland was elected Acting General Counsel and Acting Secretary for the Company, its divisions, and major subsidiaries effective January 2004. Prior to that she served as a Senior Attorney effective June 1995 and as an Assistant Secretary of several subsidiary companies.
Vernon A. Raile	59
		Mr. Raile was elected Senior Vice President, Controller and Chief Accounting Officer effective November 2002. He served as Controller until May 2003. He was Vice President, Controller and Chief Accounting Officer from August 1992 until November 2002.

Name	Age	Present Corporate Position and Business Experience
Cindy C. Redding	45	Ms. Redding was elected Vice President—Human Resources effective July 2003 and was Director of Human Resources from December 2002 until July 2003. Prior to that she served as Director, Strategic Staffing Services for Sonoco Products Company, a global packaging company, from April 2002 until December 2002, as Corporate Benefits Planning & Delivery Manager for Sonoco Products Company from October 1999 until April 2002, and as Director, Human Resources, Molded Plastics Division of Sonoco Products Company from July 1998 until October 1999.
Warren L. Robinson	53	Mr. Robinson was elected Executive Vice President, Treasurer and Chief Financial Officer effective May 1999. He served as Treasurer until January 2004. He was elected Vice President, Treasurer and Chief Financial Officer effective August 1992. He serves in similar positions and as a Director of the principal subsidiaries of the Company. Mr. Robinson was elected President and Chief Executive Officer of Centennial Holdings Capital Corp. in November 2000, of FutureSource Capital Corp. in July 2001 and of InterSource Insurance Company in October 2001. He also is a member of the Managing Committees of Montana-Dakota Utilities Co. and Great Plains Natural Gas Co., Divisions of the Company.
Daryl A. Splichal	48	Mr. Splichal was elected Treasurer effective January 2004. Prior to that he served as Assistant Treasurer—Risk Management effective February 2003, and as Internal Auditing Manager effective September 1984.
Ronald D. Tipton	57	Mr. Tipton was elected Chief Executive Officer of Montana-Dakota Utilities Co. and of Great Plains Natural Gas Co. effective July 1, 2000. He previously was President and Chief Executive Officer of Montana-Dakota Utilities Co. effective January 1995.
Floyd E. Wilson	53	Mr. Wilson was elected Vice President—Strategic Planning and Corporate Development effective May 2003. Prior to that he served as Strategic Planning Manager effective December 1997.
Robert E. Wood	61	Mr. Wood was elected Vice President-Public Affairs and Environmental Policy effective August 1991. Before that he was Vice President-Public Affairs from June 1986.

SECURITY OWNERSHIP

        The Table below sets forth the number of shares of capital stock of the Company owned beneficially as of December 31, 2003, by each Director and each nominee for Director, each Named Officer and by all Directors and executive officers of the Company as a group.

			Common Shares Beneficially Owned Include:
Name	Common Shares Beneficially Owned(1)		Shares Individuals Have Rights to Acquire Within 60 Days(2)		Shares Held By Family Members(3)	Percent of Class
Bruce R. Albertson	19,005		9,000			*
Thomas Everist	2,648,700	(4)	19,125			2.3%
Dennis W. Johnson	24,966	(5)	9,000		3,041	*
Lester H. Loble, II	95,852	(6)(7)	41,850			*
Patricia L. Moss	1,873					*
Robert L. Nance	55,967	(8)	22,500		1,936	*
John L. Olson	66,000		19,125			*
Harry J. Pearce	76,396		9,000			*
Vernon A. Raile	58,156	(7)				*
Warren L. Robinson	44,004	(7)			2,099	*
Homer A. Scott, Jr.	52,810	(9)	22,500			*
Ronald D. Tipton	88,380	(7)				*
Sister Thomas Welder	32,827	(10)	22,500	(10)		*
Martin A. White	123,321	(7)			48,067	*
John K. Wilson	1,845					*
All Directors and executive officers of the Company as a group (20 in number)	3,511,592	(7)	209,565		55,143	3.1%
*
Less than one percent of the class.

(1)
"Beneficial Ownership" means the sole or shared power to vote, or to direct the voting of, a security, or investment power with respect to a security, or any combination thereof.

(2)
Indicates shares of the Company's stock that certain executive officers and Directors have the right to acquire within 60 days pursuant to stock options. Shares indicated are included in the Common Shares Beneficially Owned column.

(3)
Shares indicated are included in the Common Shares Beneficially Owned column.

(4)
Includes 2,610,000 shares of Common Stock acquired through the sale of Connolly-Pacific to the Company.

(5)
Mr. Johnson disclaims all beneficial ownership of the 3,041 shares owned by his wife.

(6)
Mr. Loble retired effective January 2, 2004.

(7)
Includes full shares allocated to the officer's account in the Company's 401(k) Retirement Plan.

(8)
Includes 1,500 shares held by Ronan, Inc., a family corporation.

(9)
Includes 30,310 shares held by Homer A. Scott, Jr. Trust. Mr. Scott is co-trustee of the trust and shares voting and investment power with respect to these shares.

(10)
The total includes shares held by the Annunciation Monastery (of which community Sister Welder is a member) and by the University of Mary (of which Sister Welder is the president). The Monastery owns 9,750 shares and it may acquire 22,500 shares within 60 days pursuant to stock options. The University owns 577 shares. Sister Welder disclaims all beneficial ownership of the shares owned by the Monastery and the University.

        The Table below sets forth information with respect to any person known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common Stock	New York Life Trust Company 51 Madison Avenue New York, NY 10010	8,255,232(1)	7.29%
(1)
Pursuant to a Schedule 13G filed on February 18, 2004, New York Life Trust Company indicates that it holds these shares as directed trustee of the Company's Tax Deferred Compensation Savings Plan (401(k) Plan) and has sole voting and dispositive power with respect to all shares.

BOARD AND BOARD COMMITTEES

        The Board of Directors has determined that all members of the Board, except Mr. White, have no material relationship with the Company and are independent in accordance with the Company's Statement of Policy on Director Independence Standards attached as Exhibit C hereto, the New York Stock Exchange listing standards, and the Sarbanes-Oxley Act of 2002.

        During 2003, the Board of Directors held ten meetings. Mr. Pearce, the Lead Director, presides at an executive session of the independent non-management Directors held in connection with each regularly scheduled Board of Directors meeting.

        The Board has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee. All committees are composed entirely of independent Directors as defined in the New York Stock Exchange listing standards.

        The Audit Committee met eight times during 2003. The Audit Committee members are Homer A. Scott, Jr., Chairman, Dennis W. Johnson, Chairman Elect, Bruce R. Albertson, John L. Olson, Harry J. Pearce, and John K. Wilson.

        The Audit Committee is a separately-designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.

        The Board of Directors has determined that Messrs. Albertson, Olson, Pearce and Scott are "audit committee financial experts" as defined by Securities and Exchange Commission regulations and are all independent under the applicable New York Stock Exchange listing standards.

        The Compensation Committee met four times during 2003. The Compensation Committee members are Harry J. Pearce, Chairman, Thomas Everist, Patricia L. Moss, and Homer A. Scott, Jr.

        The Nominating and Governance Committee met four times during 2003. The Committee members are John L. Olson, Chairman, Bruce R. Albertson, Robert L. Nance, and Sister Thomas Welder.

        Each incumbent Director attended more than 75 percent of the combined total meetings of the Board and the Committees on which the Director served during 2003.

        Director attendance at each Company Annual Meeting of Stockholders is left to the discretion of each Director. Two Directors attended the 2003 Annual Meeting of Stockholders.

        The Company has adopted a Code of Conduct applicable to directors, officers, managerial employees and all employees involved in financial activities on behalf of the Company, its subsidiaries and divisions. The Company also has adopted a Code of Ethics that applies generally to its employees.

        The Company intends to satisfy its disclosure obligations regarding (i) amendments to, or waivers of, any provision of the Code of Conduct applicable to its principal executive officer, principal financial officer and principal accounting officer and that relate to any element of the code of conduct definition set forth in Regulation S-K, Item 406(b) and (ii) waivers of the Code of Conduct applicable to Directors or executive officers, as required by New York Stock Exchange listing standards, by posting such information on its website at www.mdu.com.

        All Board committees have charters which are available for review, along with the Company's Corporate Governance Guidelines, Code of Conduct, and Code of Ethics, on the Company's website at www.mdu.com. Stockholders may obtain copies of any of these documents by writing to the Secretary, MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506-5650.

        Stockholders desiring to contact the Board of Directors or an individual Director, including the Lead Director or non-management Directors as a group, should address a communication in care of the Secretary at the above address. All communications will be forwarded by the Secretary.

NOMINATING AND GOVERNANCE COMMITTEE

        The Nominating and Governance Committee of the Board of Directors provides recommendations to the Board with respect to (a) Board organization, membership, and function, (b) committee structure and membership, (c) succession planning for the Company's executive management, and (d) corporate governance principles applicable to the Company.

        The Committee identifies individuals qualified to become Directors, and recommends to the Board the nominees for Director at the next annual meeting of stockholders. The Committee also identifies and recommends to the Board individuals qualified to become principal officers of the Company and the nominees for membership on each Board committee. The Committee also provides oversight of the evaluation of the Board and management.

        In identifying nominees for Director, the Committee consults with Board members, Company management, consultants, and other individuals likely to possess an understanding of the Company's business and knowledge concerning suitable Director candidates.

        Mr. Wilson, who was elected by the Directors to the Board in 2003, and is a nominee for re-election, was recommended for nomination by the Nominating and Governance Committee. In 2003, the Company paid one company a fee to evaluate potential nominees.

        The Committee has a policy on consideration of Director candidates recommended to it and will consider candidates recommended by stockholders. Stockholders may submit Director recommendations to the Committee Chairman in care of the Secretary at MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506-5650. The following information should be included: (a) the candidate's name, age, business address, and telephone number; (b) the candidate's principal occupation; and (c) any other information the stockholder deems relevant with respect to the recommendation.

        Stockholders should submit such information at least 120 days prior to the anniversary of the mail date of last year's proxy statement.

        There are no differences in the manner by which the Committee evaluates Director candidates recommended by stockholders from those recommended by other sources.

        In evaluating Director candidates, the Committee considers an individual's (a) background, character, and experience; (b) skills and experience which complement the skills and experience of current Board members; (c) success in the individual's chosen field of endeavor; (d) skill in the areas of accounting and financial management, banking, general management, human resources, marketing, operations, public affairs, law, and operations abroad; (e) background in publicly traded companies; (f) geographic area of residence; and (g) affiliations or relationships with other groups, organizations or entities.

ACCOUNTING AND AUDITING MATTERS

        On February 14, 2002, upon the recommendation of the Audit Committee, the Board of Directors approved the dismissal of Arthur Andersen LLP as the Company's independent auditors following the 2001 audit. New auditor candidates thereafter were reviewed by the Audit Committee. On March 25, 2002, the Board of Directors accepted the Audit Committee's recommendation that the firm of Deloitte & Touche LLP be retained as independent auditors for the Company for fiscal year 2002.

        In connection with the audits for the fiscal years ended 2000 and 2001 and through February 20, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference thereto in connection with its reports on the financial statements of the Company for such time periods. Also, during those time periods, there were no "reportable events," as such term is used in Item 304(a)(1)(v) of Regulation S-K.

        Arthur Andersen LLP's reports on the financial statements of the Company for each of the fiscal years ended 2000 and 2001 neither contained an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        The Company provided Arthur Andersen LLP with a copy of the foregoing disclosure, and a letter from Arthur Andersen LLP confirming its agreement with this disclosure was filed as an exhibit to the Company's Current Report on Form 8-K, dated February 20, 2002.

        During the Company's two fiscal years ended December 31, 2001 and the subsequent interim period through March 25, 2002, the Company did not consult with Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

        A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders. It is not anticipated that the representative will make a prepared statement at the meeting. However, he or she will be free to do so if he or she so chooses, as well as respond to appropriate questions.

Fees

        The following table summarizes the aggregate fees billed or expected to be billed to the Company by Deloitte & Touche LLP for professional services rendered for 2003 and 2002:

	2003	2002*
Audit Fees(a)	$969,375	$677,500
Audit Related Fees(b)	184,165	222,320
Tax Fees(c)	49,505	29,050
All Other Fees(d)	60,568	20,480
Total Fees	$1,263,613	$949,350
Ratio of Tax & All Other Fees to Audit and Audit Related Fees	9.5%	5.6%
(a)
Audit fees for both 2003 and 2002 consisted of services rendered for the audit of the Company's annual financial statements; reviews of the Company's quarterly financial statements; comfort letters; statutory and regulatory audits; and consents and other services related to Securities and Exchange Commission matters.

(b)
Audit Related fees for 2003 and 2002 consisted of services rendered for the audit of the Company's employee benefit plans; due diligence associated with mergers and acquisitions; preparation of SAS 97 letter; consultation on Sarbanes-Oxley Section 404 requirements and other accounting issues.

(c)
Tax fees for 2003 consisted of compliance services related to pipeline projects. Tax fees for 2002 consisted of tax planning and advice services related to the Company's Brazil operations.

(d)
All Other fees for 2003 consisted of enterprise risk hedging consulting services associated with the Company's Brazil operations. All Other fees for 2002 consisted of transaction advisory services related to the Company's Brazil operations.

*
The 2002 amounts were adjusted from amounts shown in the 2003 proxy statement to reflect actual costs.

        The Audit Committee discussed these services with Deloitte & Touche LLP and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002.

Pre-Approval Policy

        All services performed by Deloitte & Touche LLP in 2003 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee at its August 12, 2003 Audit Committee meeting. This policy is designed to achieve the continued independence of Deloitte & Touche LLP and to assist the Company's compliance with Sections 201 and 202 of the Sarbanes-Oxley Act of 2002 and related rules promulgated by the Securities and Exchange Commission.

        The policy defines the permitted services in each of categories of Audit, Audit Related, Tax and All Other services as well as prohibited services. The pre-approval policy requires management to submit annually for approval to the Audit Committee a Service Plan describing the scope of work and anticipated cost associated with each category of service. At each regular Audit Committee meeting, management reports on services performed by Deloitte & Touche LLP and the fees paid or accrued through the end of the quarter preceding the meeting. Additional services contemplated to be performed before the next scheduled Audit Committee meeting may be submitted to the Designated Member of the Audit Committee for approval. The Designated Member is required to update the Audit Committee at the next regularly scheduled meeting regarding any services approved during the interim period. At each regular Audit Committee meeting, management submits to the Audit Committee for approval a supplement to the Service Plan containing a request for any additional permitted services required of Deloitte & Touche LLP as determined necessary by management that were not already pre-approved by the Audit Committee, including services approved by the Designated Member.

        In addition, prior to approving any request for Audit Related, Tax or Other services of more than $50,000, Deloitte & Touche will provide a statement setting forth the reasons why the rendering of the proposed services does not compromise Deloitte & Touche LLP's independence. This description and statement by Deloitte & Touche LLP may be incorporated into the Service Plan or as an exhibit thereto or may be delivered in a separate written statement.

AUDIT COMMITTEE REPORT

        The Audit Committee is governed by a written charter adopted in 1979 and reissued on November 13, 2003. The Audit Committee Charter is attached as Exhibit B.

        The Audit Committee assists the Board in fulfilling its oversight responsibilities to the stockholders, and serves as a communication link among the Board, management, the independent auditors, and the internal auditors. The Audit Committee (a) assists the Board's oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications and independence, and (iv) the performance of the Company's internal audit function and independent auditors; and (b) prepares the report that Securities and Exchange Commission rules require to be included in the Company's annual proxy statement.

        In connection with the Company's financial statements for the year ended December 31, 2003, the Audit Committee has (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380); (3) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent accountant the independent accountant's independence.

        Based on the review and discussions referred to in items (1) through (3) of the above paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Homer A. Scott, Jr. Chairman
Dennis W. Johnson, Chairman Elect
Bruce R. Albertson
John L. Olson
Harry J. Pearce
John K. Wilson

OTHER BUSINESS

        The management of the Company knows of no other matter to come before the meeting. However, if any matter requiring a vote of the stockholders should arise, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

SHARED ADDRESS STOCKHOLDERS

        In accordance with a notice sent to eligible stockholders who share a single address, the Company is sending only one annual report and proxy statement to that address unless the Company received instructions to the contrary from any stockholder at that address. This practice, known as "householding," is designed to reduce the Company's printing and postage costs. However, if a stockholder of record residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she may contact the Office of the Treasurer at the address set forth below. Eligible stockholders of record receiving multiple copies of the Company's annual report and proxy statement can request householding by contacting the Company in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

        The Company hereby undertakes to deliver promptly, upon written or oral request, a separate copy of the annual report to stockholders, or proxy statement, as applicable, to a Company stockholder at a shared address to which a single copy of the document was delivered.

2005 ANNUAL MEETING OF STOCKHOLDERS

        Director Nominations:    The Company's Bylaws provide that Director nominations may be made only by the Board or the Nominating Committee, or by a stockholder entitled to vote who has delivered written notice to the Company Secretary (containing certain information specified in the Bylaws) at least 120 days prior to the anniversary date on which the Company first mailed its proxy materials for the prior year's annual stockholders' meeting.

        Other Meeting Business:    The Bylaws also provide that no business may be brought before an annual stockholders' meeting except as specified in the meeting notice or as otherwise properly brought before the meeting by the Board or by a stockholder entitled to vote who has delivered written notice to the Company Secretary (containing certain information specified in the Bylaws) at least 120 days prior to the anniversary date on which the Company first mailed its proxy materials for the prior year's annual stockholders' meeting.

        Discretionary Voting:    Rule 14a-4 of the Securities and Exchange Commission's proxy rules allows the Company to use discretionary voting authority to vote on matters coming before an annual stockholders' meeting if the Company does not have notice of the matter at least 45 days before the anniversary date on which the Company first mailed its proxy materials for the prior year's annual stockholders' meeting or the date specified by an advance notice provision in the Company's Bylaws. The Company's Bylaws contain such an advance notice provision as described above. For the Company's Annual Meeting of Stockholders expected to be held on April 26, 2005, stockholders must submit such written notice to the Company Secretary on or before November 12, 2004.

        Stockholder Proposals:    The requirements described above are separate from and in addition to the Securities and Exchange Commission's requirements that a stockholder must meet to have a stockholder proposal included in the Company's Proxy Statement under Rule 14a-8 of the Exchange Act. For purposes of the Company's Annual Meeting of Stockholders expected to be held on April 26, 2005, any stockholder who wishes to submit a proposal for inclusion in the Company's proxy materials must submit such proposal to the Company Secretary on or before November 12, 2004.

        Bylaw Copies:    A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Company Secretary.

        A copy of the Company's Annual Report on Form 10-K (excluding exhibits), for the year ended December 31, 2003, which is required to be filed with the Securities and Exchange Commission, will be made available to stockholders to whom this Proxy Statement is mailed, without charge, upon written or oral request to the Office of the Treasurer of MDU Resources Group, Inc., Schuchart Building, 918 East Divide Avenue, Mailing Address: P.O. Box 5650, Bismarck, ND 58506-5650, Telephone Number: (701) 222-7900. The Company's Annual Report on Form 10-K also may be accessed through the Company's website at www.mdu.com.

                        By order of the Board of Directors,

                        Cynthia J. Norland
                        Acting Secretary
                        March 12, 2004

Exhibit A

MDU RESOURCES GROUP, INC.
NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

I. Purpose

        The purpose of the MDU Resources Group, Inc. Non-Employee Director Stock Compensation Plan is to provide ownership of the Company's stock to non-employee members of the Board of Directors in order to improve the Company's ability to attract and retain highly qualified individuals to serve as directors of the Company and to strengthen the commonality of interest between directors and stockholders.

II. Definitions

  When used herein, the following terms shall have the respective meanings set forth below:

  "Agent" means a securities broker-dealer selected by the Company and registered under the Exchange Act.

  "Annual Retainer" means the annual retainer payable by the Company to Non-Employee Directors and shall include, for purposes of this Plan, meeting fees, cash retainers and any other cash compensation payable to Non-Employee Directors by the Company for services as a Director.

  "Annual Meeting of Stockholders" means the annual meeting of stockholders of the Company at which directors of the Company are elected.

  "Board" or "Board of Directors" means the Board of Directors of the Company.

  "Committee" means a committee whose members meet the requirements of Section IV(A) hereof, and who are appointed from time to time by the Board to administer the Plan.

  "Common Stock" means the common stock, $1.00 par value, of the Company.

  "Company" means MDU Resources Group, Inc., a Delaware corporation, and any successor corporation.

  "Effective Date" means April 25, 1995.

  "Employee" means any officer or other common law employee of the Company or of any of its business units or divisions or of any Subsidiary.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Non-Employee Director" or "Participant" means any person who is elected or appointed to the Board of Directors of the Company and who is not an Employee.

  "Plan" means the Company's Non-Employee Director Stock Compensation Plan, adopted by the Board on February 9, 1995, and approved by the stockholders on April 25, 1995, as it may be amended from time to time.

  "Plan Year" means the period commencing on the Effective Date of the Plan and ending the next following December 31 and, thereafter, the calendar year.

  "Stock Payment" means that portion of the Annual Retainer to be paid to Non-Employee Directors in shares of Common Stock rather than cash for services rendered as a director of the Company, as provided in Section V hereof, including that portion of the Stock Payment resulting from any election specified in Section VI hereof.

  "Subsidiary" means any corporation that is a "subsidiary corporation" of the Company, as that term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended.

III. Shares of Common Stock Subject to the Plan

        Subject to Section VII below, the maximum aggregate number of shares of Common Stock that may be delivered under the Plan is 527,128 shares. The Common Stock to be delivered under the Plan will be made available from authorized but unissued shares of Common Stock, treasury stock or shares of Common Stock purchased on the open market. Shares of Common Stock purchased on the open market shall be purchased by the Agent.

IV. Administration

        A.    The Plan will be administered by a committee appointed by the Board, consisting of two or more persons who are not eligible to participate in the Plan. Members of the Committee need not be members of the Board. The Company shall pay all costs of administration of the Plan.

        B.    Subject to and not inconsistent with the express provisions of the Plan, the Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions under the Plan. Without limiting the generality of the foregoing, the Committee shall have full power and authority (i) to determine all questions of fact that may arise under the Plan, (ii) to interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan and (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limitation, any rules which the Committee determines are necessary or appropriate to ensure that the Company and the Plan will be able to comply with all applicable provisions of any federal, state or local law. All interpretations, determinations and actions by the Committee will be final and binding upon all persons, including the Company and the Participants.

V. Determination of Annual Retainer and Stock Payments

        A.    The Board shall determine the Annual Retainer payable to all Non-Employee Directors of the Company.

        B.    Each director who is a Non-Employee Director immediately following the date of the Company's Annual Meeting of Stockholders shall receive on the fifteenth business day following the Annual Meeting a Stock Payment of 2,700 shares of Common Stock as a portion of the Annual Retainer payable to such director for the Plan Year in which such date occurs. Certificates evidencing the shares of Common Stock constituting Stock Payments shall be registered in the respective names of the Participants and shall be issued to each Participant. The cash portion of the Annual Retainer shall be paid to Non-Employee Directors at such times and in such manner as may be determined by the Board of Directors.

        C.    Any director may decline a Stock Payment for any Plan Year; provided, however, that no cash compensation shall be paid in lieu thereof. Any director who declines a Stock Payment must do so in writing prior to the performance of any services as a Non-Employee Director for the Plan Year to which such Stock Payment relates.

        D.    No Non-Employee Director shall be required to forfeit or otherwise return any shares of Common Stock issued as a Stock Payment pursuant to the Plan (including any shares of Common Stock received as a result of an election under Section VI) notwithstanding any change in status of such Non-Employee Director which renders him ineligible to continue as a Participant in the Plan. Any person who is a Non-Employee Director immediately following the Company's Annual Meeting of Stockholders shall be entitled to receive a Stock Payment as a portion of the applicable Annual Retainer.

VI. Election to Increase Amount of Stock Payment

        In lieu of receiving the cash portion of the Annual Retainer for any Plan Year, a Participant may make a written election to reduce the cash portion of such Annual Retainer by a specified dollar amount and have such amount applied to purchase additional shares of Common Stock of the Company. The election shall be made on a form provided by the Committee and must be returned to the Committee on or before the last business day of the year prior to the year in which the election is to be effective. The election form shall state the amount by which the Participant desires to reduce the cash portion of the Annual Retainer, which shall be applied toward the purchase of Common Stock; provided, however, that no fractional shares shall be purchased. Stock to be delivered to Participants pursuant to this election shall be delivered in December of each year. Cash in lieu of any fractional share shall be paid to the Participant. An election shall continue in effect until changed or revoked by the Participant. No Participant shall be allowed to change or revoke any election for the then current year, but may change an election for any subsequent Plan Year. All shares of Common Stock received pursuant to an election under this Article VI must be held by a Participant for six months after receipt thereof.

VII. Adjustment For Changes in Capitalization

        If the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization or recapitalization, reclassification, stock dividend, stock split, reverse stock split, combinations of shares, rights offering, distribution of assets or other distribution with respect to such shares of Common Stock or other securities or other change in the corporate structure or shares of Common Stock, the number of shares to be granted annually and the maximum number of shares and/or the kind of shares that may be issued under the Plan shall be appropriately adjusted by the Committee. Any determination by the Committee as to any such adjustment will be final, binding and conclusive. The maximum number of shares issuable under the Plan as a result of any such adjustment shall be rounded down to the nearest whole share.

VIII. Amendment and Termination of Plan

        The Board will have the power, in its discretion, to amend, suspend or terminate the Plan at any time; provided, however, that no amendment that is required by law, rule or regulation to be approved by the Company's stockholders shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon.

IX. Effective Date and Duration of the Plan

        The Plan became effective upon the Effective Date, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Section VIII, until all shares subject to the Plan have been purchased or acquired according to the Plan's provisions.

X. Miscellaneous Provisions

        A. Continuation of Directors in Same Status

        Nothing in the Plan or any action taken pursuant to the Plan shall be construed as creating or constituting evidence of any agreement or understanding, express or implied, that the Company will retain a Non-Employee Director as a director or in any other capacity for any period of time or at a particular retainer or other rate of compensation, as conferring upon any Participant any legal or other right to continue as a director or in any other capacity, or as limiting, interfering with or otherwise affecting the right of the Company to terminate a Participant in his capacity as a director or otherwise at any time for any reason, with or without cause, and without regard to the effect that such termination might have upon him as a Participant under the Plan.

        B. Compliance with Government Regulations

        Neither the Plan nor the Company shall be obligated to issue any shares of Common Stock pursuant to the Plan at any time unless and until all applicable requirements imposed by any federal and state securities and other laws, rules and regulations, by any regulatory agencies or by any stock exchanges upon which the Common Stock may be listed have been fully met. As a condition precedent to any issuance of shares of Common Stock and delivery of certificates evidencing such shares pursuant to the Plan, the Board or the Committee may require a Participant to take any such action and to make any such covenants, agreements and representations as the Board or the Committee, as the case may be, in its discretion deems necessary or advisable to ensure compliance with such requirements. The Company shall in no event be obligated to register the shares of Common Stock deliverable under the Plan pursuant to the Securities Act of 1933, as amended, or to qualify or register such shares under any securities laws of any state upon their issuance under the Plan or at any time thereafter, or to take any other action in order to cause the issuance and delivery of such shares under the Plan or any subsequent offer, sale or other transfer of such shares to comply with any such law, regulation or requirement. Participants are responsible for complying with all applicable federal and state securities and other laws, rules and regulations in connection with any offer, sale or other transfer of the shares of Common Stock issued under the Plan or any interest therein including, without limitation, compliance with the registration requirements of the Securities Act of 1933, as amended (unless an exemption therefrom is available), or with the provisions of Rule 144 promulgated thereunder, if applicable, or any successor provisions. Certificates for shares of Common Stock may be legended as the Committee shall deem appropriate.

        C. Nontransferability of Rights

        No Participant shall have the right to assign the right to receive any Stock Payment or any other right or interest under the Plan, contingent or otherwise, or to cause or permit any encumbrance, pledge or charge of any nature to be imposed on any such Stock Payment (prior to the issuance of stock certificates evidencing such Stock Payment) or any such right or interest.

        D. Severability

        In the event that any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan.

        E. Governing Law

        To the extent not preempted by Federal law, the Plan shall be governed by the laws of the State of Delaware.

Exhibit B

MDU RESOURCES GROUP, INC.

BOARD OF DIRECTORS' AUDIT COMMITTEE

CHARTER

Members

  Homer A. Scott, Jr., Chairman
  Dennis W. Johnson, Chairman Elect
  Bruce R. Albertson
  John L. Olson
  Harry J. Pearce
  John K. Wilson

Purpose

The Audit Committee assists the Board in fulfilling its oversight responsibilities to the stockholders, and serves as a communication link among the Board, management, the independent auditors, and the internal auditors. The Audit Committee (a) assists the Board's oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications and independence, and (iv) the performance of the Company's internal audit function and independent auditors; and (b) prepares the report that Securities and Exchange Commission rules require be included in the Company's annual proxy statement.

Authority and Responsibilities

The Audit Committee shall:

  1.
  Be directly responsible for the appointment, compensation, retention and oversight of the work of the Company's independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services and the independent auditors shall report directly to the Audit Committee. The Audit Committee shall pre-approve all audit and non-audit services by the independent auditors as required by applicable law and the rules of the New York Stock Exchange (the "NYSE").

  2.
  Review annually the overall plan of the audit as proposed by the independent auditors, including the scope of the examination to be performed, the assistance to be provided by the internal auditors and any developments in accounting principles and auditing standards that may affect either the financial statements or the audit.

  3.
  Review and discuss with management and the independent auditors, before filing with the Securities and Exchange Commission, the annual audited financial statements and quarterly financial statements. Review with the independent auditors and management the results of the audit and the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Discuss matters required to be communicated to audit committees in accordance with Statement on Auditing Standards No. 61.

Audit Committee Charter

  4.
  Recommend to the Board whether the audited financial statements should be included in the Company's annual report on Form 10-K.

  5.
  Review with the independent auditors any audit problems or difficulties and management's response.

  6.
  Report to the Board on the scope and results of the annual audit, including a report prepared in accordance with Item 306 of Regulation S-K to be included in the Company's proxy statement, and from time to time report on other activities of the Committee and recommend to the Board such changes, additions or variations in the auditing, accounting and control functions as the Committee may deem desirable.

  7.
  Actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommend that the Board take appropriate action in response to the independent auditors' written statement to satisfy itself of the independent auditors' independence.

  8.
  With the independent auditors, management and the internal auditors, periodically review and discuss significant (a) financial reporting issues and practices, and critical accounting policies and estimates, (b) issues regarding accounting principles and financial statement presentation (including any significant changes in the Company's selection or application of accounting principles), and (c) issues as to the adequacy of the Company's internal control systems and compliance with applicable laws and regulations. Assess management's attitude toward internal controls, the process for establishing and monitoring internal control systems and any special audit steps adopted in light of material control deficiencies.

  9.
  Review annually the scope and results of the internal audit program. Review with the internal audit manager compliance with appropriate audit standards.

  10.
  Review and concur in the appointment or replacement of the internal audit manager.

  11.
  At least annually, obtain and review a report by the independent auditors describing: the independent auditors' internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and (to assess the independent auditors' independence) all relationships between the independent auditors and the Company.

  12.
  Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

  13.
  Discuss with management policies with respect to risk assessment and risk management.

  14.
  Meet at least quarterly with management, the internal audit manager, and the independent auditors in separate executive sessions. The Audit Committee shall meet at such times and report to the Board regarding its deliberations, as necessary.

  15.
  On a quarterly basis, the Chair of the Committee shall perform a review of the expense reports of the Chief Executive Officer.

  16.
  Set clear hiring policies for employees or former employees of the independent auditors.

Audit Committee Charter

  17.
  Report regularly to the Board of Directors on any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors and the performance of the internal audit function.

  18.
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  19.
  Perform an annual performance evaluation of the Audit Committee.

  20.
  Review the Code of Conduct report presented annually by the General Counsel.

  21.
  Review and reassess the adequacy of the Audit Committee Charter on an annual basis.

  22.
  Conduct or authorize investigations into any activities it deems necessary and appropriate.

  23.
  Retain and discharge, and approve fees and other terms and conditions for retention of, independent experts in accounting and auditing, legal counsel and other experts or advisors as it may deem appropriate.

  24.
  Direct any officer or employee of the Company or request any employee of the Company's independent auditors, outside legal counsel or such other individual as it may deem appropriate to attend Audit Committee meetings or meet with any Audit Committee members.

Composition

The Audit Committee is a standing committee of the Board. The Audit Committee shall consist of not less than three members of the Board, each of whom (A) satisfies the requirements for independence pursuant to law and the listing standards of the NYSE, and (B) is financially literate as required by the listing standards of the NYSE. At least one Committee member shall have accounting or related financial management expertise as required by the listing standards of the NYSE. Committee members may not serve on audit committees of more than two other publicly traded companies. Committee members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Resources

The Audit Committee shall have the resources and appropriate funding, as determined by the Audit Committee, to discharge its duties and responsibilities including, without limitation, funding for the payment of (i) compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any advisors employed by the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Delegation of Authority

The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals of audit and non-audit services to be performed by the Company's independent auditors, subject to such guidelines as the Audit Committee may determine. Any such decisions to pre-approve shall be presented to the Audit Committee at its next following regular meeting.

Audit Committee Charter

Date of Creation

August 3, 1972

Charter Adopted

January 31, 1979 and restated August 4, 1983, May 6, 1993, May 16, 1996, May 15, 1997, May 11, 2000, May 15, 2003, and November 13, 2003.

Date Issued

November 13, 2003

Exhibit C

MDU Resources Group, Inc.

Statement of Policy

Director Independence Standards

I.
Policy

        It is the sense of this Board that the expertise and perspective of independent directors is of great value and benefit to MDU Resources Group, Inc. ("MDU") and its stockholders. Accordingly, and in keeping with the other high standards of corporate governance which this Board has established for itself, the listing standards of the New York Stock Exchange, and laws and regulations applicable to MDU, this Board establishes the following guidelines on director independence and for determining whether its members are independent.

II.
Director Independence—General

        The Board believes that a substantial majority of its members should satisfy these standards for independence.

        No director may be deemed independent unless the Board affirmatively determines, after due deliberation, that the director has no material relationship with MDU either directly or as a partner, shareholder or officer of an organization that has a relationship with MDU. In each case, the Board shall broadly consider all the relevant facts and circumstances and shall apply these standards. Trivial or de minimis affiliations or connections to MDU by a director or his or her immediate family will not generally be cause for the Board to determine that the director is not independent. In addition:

  (1)
  A director who is an employee, or whose immediate family member is an executive officer, of MDU is not independent.

  (2)
  A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from MDU, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

  (3)
  A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of MDU is not independent until three years after the end of the affiliation or the employment or auditing relationship.

  (4)
  A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of MDU's present executives serves on that company's compensation committee is not independent until three years after the end of such service or the employment relationship.

  (5)
  A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, MDU for

C-1

    property or services in an amount which in any single fiscal year exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues, is not independent until three years after the amount falls below the relevant threshold. In applying the foregoing, both the payments and the consolidated gross revenues to be measured will be those reported in the last completed fiscal year. Charitable organizations are not considered "companies" for purposes of this paragraph 5.

    Relationships involving a director's affiliation with another company that account for lesser amounts than those specified in this paragraph 5 will not be considered to be material relationships that would impair the director's independence, provided that the related payments for goods or services or in connection with other contractual arrangements (i) are made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated parties, or (ii) involve the rendering of services as a public utility at rates or charges fixed in conformity with law or governmental authority.

  (6)
  The following not-for-profit relationships will be considered to be material relationships (that would impair a director's independence): if a director (or an immediate family member of the director) serves as an officer, director or trustee of a not-for-profit organization, and, within the organization's preceding three fiscal years, MDU's discretionary charitable contributions in any single year to the organization exceed 2% or $1 million, whichever is greater, of that organization's consolidated gross revenues. MDU's automatic matching of employee charitable contributions will not be included in the amount of MDU's charitable contributions for this purpose.

  (7)
  A director who is (or who is affiliated with an organization that is) a significant advisor, counsel or consultant to MDU is not independent.

  (8)
  The ownership of stock of MDU by directors is encouraged and substantial stock ownership (not involving control) will not affect the independence status of a director.

        The Board will annually review the commercial, industrial, banking, consulting, legal, accounting and charitable relationships between MDU's directors and the organizations with which they and the members of their immediate families have material interests. For relationships that are either not covered by or do not satisfy these guidelines, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors satisfying the independence guidelines.

III.
Director Independence—Audit Committee Members

        No director who is a member of the Audit Committee of the Board may accept any consulting, advisory or compensatory fee from MDU, or from any of its subsidiary companies, other than in that director's capacity as a member of the Board or any of the Board's several committees.

        In addition, no director who is a member of the Audit Committee may be an affiliated person of MDU or any of its subsidiary companies apart from affiliation occasioned by the director's service as a member of the Board or any of the Board's several committees. A director would be deemed an affiliated person of MDU if that director directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with MDU.

IV.
Approval, Adoption, Amendment and Restatement

        This Statement of Policy of the Board of Directors of MDU Resources Group, Inc. was approved and adopted by resolution of the Board of Directors of MDU at a meeting thereof held the 13th day of August, 2003, and was amended and restated the 13th day of November, 2003.

C-2

MDU RESOURCES GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS
Tuesday, April 27, 2004
11:00 a.m. Central Daylight Savings Time

909 Airport Road
Bismarck, ND 58504

If you consented to access the Annual Report to Stockholders and Proxy Statement via the Internet,
these documents may be viewed by going to the MDU Resources Group, Inc. website.
 The website address is: http://www.mdu.com/2004-proxy.html

If you would like to access the proxy materials electronically next year go to the following Consent site address: http://www.econsent.com/mdu

Schuchart Building 918 East Divide Avenue
Mailing Address: P.O. Box 5650 Bismarck, ND 58506-5650 (701) 222-7900	proxy

This proxy is solicited on behalf of the Board of Directors for the
Annual Meeting of Stockholders on April 27, 2004.

This proxy will also be used to provide voting instructions to New York Life Trust Company, as Trustee of the MDU Resources Group, Inc. 401(k) Retirement Plan, for any shares of Company common stock held in the plan.

The undersigned hereby appoints Martin A. White and Cynthia J. Norland and each of them, proxies, with full power of substitution, to vote all Common Stock of the undersigned at the Annual Meeting of Stockholders to be held at 11:00 a.m. (CDT), April 27, 2004, at 909 Airport Road, Bismarck, ND 58504, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side. Your vote is important! Ensure that your shares are represented at the meeting. Either (1) submit your proxy by touch-tone telephone, (2) submit your proxy by Internet, or (3) mark, date, sign, and return this letter proxy in the envelope provided (no postage is necessary if mailed in the United States). If no directions are given, the proxies will vote in accordance with the Directors' recommendation on all matters listed on this proxy, and at their discretion on any other matters that may properly come before the meeting.

See reverse for voting instructions.

COMPANY#

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, dated, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ***EASY ***IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CDT) on Monday, April 26, 2004.
•
Please have your proxy card and the last four digits of your Social Security Number available.
•
Follow the simple instructions the Voice provides you.

VOTE BY INTERNET — www.eproxy.com/mdu/ — QUICK ***EASY ***IMMEDIATE

•
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CDT) on Monday, April 26, 2004.
•
Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

The Company has been advised by counsel that the procedures for Internet and Telephone voting are consistent with the requirements of applicable law.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to MDU Resources Group, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

V Please detach here V

The Board of Directors Recommends a Vote "FOR" all Nominees and "FOR" Item 2.

1. Election of directors:	01 Dennis W. Johnson	03 Martin A. White	☐	Vote FOR all	☐	Vote WITHHELD
	02 John L. Olson	04 John K. Wilson		nominees (except		from all nominees
as indicated below)
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2. Approve amendments to the Non-Employee Director Stock Compensation Plan			☐ For ☐ Against ☐ Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
Address Change? Mark Box ☐ Indicate changes below:			Date ________________________________

Signature(s) in box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

PROXY STATEMENT
VOTING INFORMATION
ELECTION OF DIRECTORS
CONTINUING INCUMBENT DIRECTORS
DIRECTORS' COMPENSATION
PROPOSAL TO AMEND THE NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR
PENSION PLAN TABLE
CHANGE-OF-CONTROL AND SEVERANCE ARRANGEMENTS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
MDU RESOURCES GROUP INC. COMPARISON OF FIVE YEAR TOTAL STOCKHOLDER RETURN (1)
INFORMATION CONCERNING EXECUTIVE OFFICERS
SECURITY OWNERSHIP
BOARD AND BOARD COMMITTEES
NOMINATING AND GOVERNANCE COMMITTEE
ACCOUNTING AND AUDITING MATTERS
AUDIT COMMITTEE REPORT
OTHER BUSINESS
SHARED ADDRESS STOCKHOLDERS
2005 ANNUAL MEETING OF STOCKHOLDERS
Exhibit A
MDU RESOURCES GROUP, INC. NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN
Exhibit B
MDU RESOURCES GROUP, INC. BOARD OF DIRECTORS' AUDIT COMMITTEE CHARTER
Exhibit C
MDU Resources Group, Inc. Statement of Policy Director Independence Standards